0 Air Transport Services Group, Inc. The Global Leader in Developing, Deploying and Supporting Midsize Wide-body Freighter Solutions for Expedited Air Networks Stephens Fall Investment Conference New York City November 12, 2014 Joe Hete President & Chief Executive Officer Quint Turner Chief Financial Officer

1 Except for historical information contained herein, the matters discussed in this presentation contain forward- looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, the company’s execution of definitive agreements on substantially the terms outlined in the non-binding agreement in principle with DHL, changes in the market demand for our assets and services; the number and timing of deployments of our aircraft; our operating airlines' ability to maintain on-time service and control costs, and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this presentation and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this presentation. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes. Safe Harbor Statement

2 Differentiated Business Model ATSG provides the world’s only comprehensive source of turn-key solutions for customers seeking midsize freighter services

3 Value Creation Begins with Conversions Converted Aircraft Fleet Total Year of Gross Avg. Yrs. In Svc. Proj. Remaining Fair Mkt Type Owned Manufacture Payload (lbs.) Since Conversion Useful Life Value** 767-200 SF 36 1982 - 1987 99,000 6 10+ 767-300 SF 9 1988 - 1994 125,000 2 20+ 757-200 SF 4 1984 - 1991 68,000 4 15+ 757-200 Combi* 4 1989 - 1994 58,000 1 15+ Total 53 $880M * Combis designed to transport a combination of passengers and cargo on the main deck. ** ATSG estimate based on 2014 appraisal for bank financing. Conversion process intended to yield more than 20 years of additional useful life; ATSG’s aircraft average less than 5 years since conversion

4 Improved Market Dynamics  Consistent growth in air freight since Q4 2013  Yields stabilizing  Price of fuel declining  Improved buyer perception of market outlook  Pent-up demand in some regional markets  Integrators, Express business are growing faster than cargo Source: IATA Overall Air Freight Growth YTD 0 1 2 3 4 5 6 7 JAN FEB MAR APR MAY JUN JUL AUG SEP % Change, Y-o-Y Improved market dynamics have resulted in an increased demand for medium range freighters

5 31 5 2 11 6 4 5 2 3 0 5 10 15 20 25 30 35 40 ATSG Cargojet Rio Linhas Air 21 MNG myCargo Star Air ULS 1. ATSG totals include, as of 3Q 2014, 767 freighter aircraft operated by ATSG airlines ABX Air and Air Transport International, including 13 dry-leased to DHL through 2017 but operated by ATSG airline under CMI, and 767s dry-leased from other entities. 2. 767-200F aircraft operated by Cargojet and Rio Linhas are owned by ATSG’s Cargo Aircraft Management (CAM) subsidiary and provided under long- term dry leases, including one CAM-owned aircraft subleased to Cargojet by First Air. Boeing 767-300F Boeing 767-200F Airbus A300-600F Airbus A300-B4F Airbus A310-300F Global Sources of Medium Wide-Body Freighters (ACMI Basis) Number of Aircraft by Type as of 3Q 2014 Unrivaled Leader in Medium Wide-body 767-2 0s ATSG Owned 1 1 3 2

6 New Leases with Longtime Customers 1Q 2014 Today One ACMI 767-200F Three Dry-Leased 767-200Fs Two Dry-Leased 767-300Fs 1Q 2014 Today Two Dry-Leased 767-200Fs Three Dry-Leased 767-200Fs Four Dry-Leased 767-200Fs

7 37 36 29 27 25 26 24 24 24 24 24 24 24 48 48 11 12 19 21 23 22 24 24 24 24 24 24 24 Proposed 4-Year DHL Extension* 767 Freighter Lease Term Additions* (Months) March 31, 2015 March 31, 2019 In DHL Network now under short-term arrangements; under AIP, leased through 3/2019 ≤ 48 Amended CMI *  Maintains ABX/CAM role as principal provider of air cargo transport for DHL’s North American network  Term extends from March 2015 through March 2019, with 12-months extension option  Options for DHL to add freighters, upgrade 767-200s to - 300s  CMI fixed revenue would increase commensurate with increased number of leased aircraft, additional covered services  CAM/ABX responsible for maintenance expenses under overall fee – no reimbursement * Non-binding agreement in principle with DHL, subject to execution of definitive agreements. 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 Aircraft Lease Months Remaining @ 3/31/15 – Current Leases Additional Lease Months Proposed Under Agreement in Principle In DHL Network now under short-term arrangements; DHL option to add under AIP

8 Cargo Aircraft Deployments 24 External Leases 20 Internal Leases (ACMI) 13 DHL - U.S. 4 ATI 16 ABX Air 11 Other Carriers ABX operates in U.S. under CMI agreement 767-200F 767-300F Leased-In 767s 1 Unassigned Seven-year leases running thru 2017-18 Piloted by ABX Air crews under CMI agreement 44 Owned 767s in Service 4 From DHL 757-200F 757-200 Combi 8 Internal Leases (ACMI) to ATI DHL Network 8 Owned 757s in Service U.S. Military 5 Amerijet to 2019-20 5 CargoJet to 2015-16 1 RIO to 2016 As of November 15, 2014 Portfolio of leased and operated assets offer customer flexibility, incremental returns

9 2014 Third Quarter Results Revenue flat as added lease revenues offset loss of Mideast business  Pre-tax income, EPS gains reflect improved results from ACMI operations, offset by more depreciation from fleet adds  Adjusted EBITDA benefits from cost reductions, lease deployments, combi fleet transition to 757s 2013 2014 Adjusted EBITDA* Strong Results From Reduced Operating Costs, More Aircraft Deployments $M * Non-GAAP metric. See table at end of this presentation for reconciliation to nearest GAAP results 2013 2014 Revenues $M $M 2013 2014 Pre-Tax Income 2013 2014 EPS (Cont. Oper. Diluted) $40 $45 $0.12 $0.15 $12 $16 $141 $138

10 $113.4 $135.8 $158.9 $151.9 $133.6 $140+ 2009 2010 2011 2012 2013 2014E 2.7x 1.8x 1.9x 2.2x 2.4x 2.0x 2009 2010 2011 2012 2013 2014E Strong Capital Base Strong Adjusted EBITDA generation, moderate financial leverage and minimal off-balance-sheet liabilities point to stronger cash flow in 2014 Debt Obligations / Adjusted EBITDA* Adjusted EBITDA* Less Maintenance Capex * Adjusted EBITDA is a non-GAAP metric. Debt Obligations are as of end of year. See table at end of this presentation for reconciliation to nearest GAAP results. $M

11 $166 $181 $163 $158 $175 Adjusted EBITDA $148 $231 $180 $140 $115 Capex + Investment + Pension Cash Contribution $667 $730 $607 $580 $590 Improving cash flow, based on the world’s largest fleet of converted midsize freighters $M Revenues Growing Cash Flow Opportunity 2010 2011 2012 2013 2014E

12 Highlights and Outlook Unique model augments leasing-driven base return on 100% owned aircraft fleet with complete packaged air cargo solutions Dominant market share in midsize freighter class key to ‘spoke’ transport among global and regional air cargo hubs Reduced cost structure through fleet and airline streamlining, freighter conversion investments in most efficient, reliable Boeing 757 & 767 airframes Sustained cash flow from continuing aircraft deployments with DHL, U.S. Military Reduced capital commitment fleet upgrades completed; greater opportunity for other free cash allocation options To Yield: ~$175 Million in Baseline Adjusted EBITDA in 2014

13 Expanding Free Cash Flow Creates Options Free Cash Flow Options Growth Investments Debt Reduction Share Repurchases (Board auth. up to $50M)

Non-GAAP Reconciliation Statement

ATSG Air Transport Services Group, Inc.

Reconciliation Stmt. ($ in 000s except Ratios)	2009	2010	2011	2012	2013
GAAP Pre-tax Earnings (Loss) from Continuing Oper.	**$ 45,358**	**$ 63,317**	**$ 40,860**	**$ 66,320**	**$ (359)**
Impairment Charges	-	-	27,144	-	52,585
Severance & Retention Activities	(16,727)	(3,549)	-	-	-
Net Deriv. Loss (Gain) and Credit Agrmt Termination			7,767	(1,879)	(631)
Adjusted Pre-tax Earnings from Continuing Operations*	**$ 28,631**	**$ 59,768**	**$ 75,771**	**$ 64,441**	**$ 51,595**
Interest Income	(449)	(316)	(179)	(136)	(74)
Interest Expense	26,881	18,675	14,181	14,383	14,249
Depreciation and amortization	83,964	87,594	91,063	84,477	91,749
Adjusted EBITDA from Continuing Operations*	**$ 139,027**	**$ 165,721**	**$ 180,836**	**$ 163,165**	**$ 157,519**
Debt Obligations - end of period	$ 377,427	$ 302,528	$ 346,904	$ 364,481	$ 384,515
Debt Obligations/Adjusted EBITDA Ratio*	**2.71**	**1.83**	**1.92**	**2.23**	**2.44**
Cash & Cash Equivalents, end of period			$30,503	$15,442	$31,699
Adjusted Net Leverage Ratio*			**1.75**	**2.14**	**2.24**

Reconciliation Stmt. ($ in 000s)	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14
GAAP Pre-tax Earnings from Continuing Operations	**$13,592**	**$11,085**	**$12,496**	**($37,532)**	**$10,331**	**$14,691**	**$15,640**
Derivative Gain (Loss)	(290)	(452)	317	(206)	(299)	(31)	(639)
Impairment Charges				52,585			
Adjusted Pre-tax Earnings from Cont.	**$13,302**	**$10,633**	**$12,813**	**$14,847**	**$10,032**	**$14,660**	**$15,001**
Interest Income	(21)	(18)	(17)	(18)	(19)	(24)	(23)
Interest Expense	3,132	3,554	3,814	3,749	3,823	3,481	3,309
Depreciation and amortization	20,920	21,765	23,392	25,672	24,979	27,142	26,307
Adjusted EBITDA from Cont. Oper.	**$37,333**	**$35,934**	**$40,002**	**$44,250**	**$38,815**	**$45,259**	**$44,594**

•Adjusted Pre-Tax Earnings from Continuing Operations, Adjusted EBITDA from Continuing Operations, Debt Obligations/Adjusted EBITDA Ratio and Adjusted Net Leverage Ratio are non-GAAP financial measures and should not be considered alternatives to net income or any other performance measure derived in accordance with GAAP. Adjusted Pre-Tax Earnings from Continuing Operations excludes pre-tax earnings from the severance and retention agreement with DHL that ended in 2010, gains or losses from derivative instruments, impairment charges for aircraft, goodwill & intangibles, and costs from termination of credit agreements. Adjusted EBITDA from Continuing Operations is defined as EBITDA (Pretax Earnings (loss) from Continuing Operations Before Income Taxes minus Interest Income, plus Interest Expense and plus Depreciation and Amortization) excluding results from Severance & Retention Activities, gains or losses in derivative instruments, impairment charges for aircraft, goodwill & intangibles, and costs from termination of credit agreements. Debt Obligations/Adjusted EBITDA Ratio is defined as Debt Obligations (Long-term Debt Obligations plus Current Portion of Debt Obligations at end of period) divided by Adjusted EBITDA from Continuing Operations. Adjusted Net Leverage Ratio is defined as Debt Obligations minus Cash and Cash Equivalents, divided by Adjusted EBITDA from Continuing Operations.

•Management uses these adjusted financial measures in conjunction with GAAP finance measures to monitor and evaluate its performance, including as a measure of financial strength. Adjusted Pre-tax Earnings, Adjusted EBITDA and Debt Obligations/Adjusted EBITDA Ratio should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as alternative measures of liquidity.

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